Exhibit 99.1

RMG NETWORKS REPORTS FIRST QUARTER 2014 RESULTS

Enterprise Revenue Increased 7% YoY on an Adjusted Basis1,2 with Sequential Margin Expansion,

Media Revenue1 Decreased as Expected with Broader Q1 Out-Of-Home Advertising Market Softness,

Top-Line Momentum Building into Q2 as Growth Investments Demonstrate Further Traction,

Continue to Expect Accelerated Revenue and Adjusted EBITDA Generation in Second Half 2014

Quarter Highlights

•

First quarter consolidated revenue of $12.6 million, on an adjusted basis1,2, comprised of $10.1 million in adjusted Enterprise revenue1,2 and $2.5 million in Media revenue

•

Launched enhanced Visual Supply Chain solution expanding suite of visual communications solutions

•

Completed installation of the RMG Office Network and generated initial network revenues

•

Generated initial EMEA advertising bookings and added two EMEA airline partnerships with Etihad Airways and OnAir

•

South East Asia and China regions generated initial Enterprise revenues; Middle East continued strong growth

•

Cross-selling initiatives continued to gain traction with two global customers signing contracts spanning multiple geographies

DALLAS, TX – (Marketwired) – 5/8/2014 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG Networks, a leading provider of technology-driven visual communications solutions, today announced its financial results for the first quarter ended March 31, 2014.

RMG Networks helps brands and organizations communicate more effectively using location-based video networks. The company connects brands with target audiences using video advertising networks comprised of over 200,000 display screens, reaching over 100 million consumers each month. The company also builds enterprise video networks that empower organizations to visualize critical data to better run their business.

Garry McGuire, Chief Executive Officer, commented, “RMG Networks marked a number of significant achievements in Q1 as we continue to execute our long term plan. First quarter financial results were mixed, in some part due to macro trends. However, the early successes of our 2013 growth investments that we saw begin in late 2013 persisted into Q1 and are continuing into Q2. In our Enterprise business, our offices in new and newly expanded geographies are delivering positive results, our newly expanded sales force is gaining traction and our cross-selling initiatives are paying off in incremental deals from existing customers across geographies and across product solutions. Though recognized revenues were down in our Media unit for the quarter, we booked a 20%+ increase in new contracts in the quarter versus last year, booked our first media contracts in Europe, recognized the first revenues on our Office Network and announced advertising partnerships with two new international airline partners.”

“With 2014 off to a promising start, we remain focused on driving execution and generating returns on our growth investments. RMG Networks has built a platform of personnel, products and solutions designed to advance our market leadership and the unique value proposition of offering comprehensive place-based video networks. The traction we are gaining reinforces our confidence in our strategy. We expect Q2 revenue to build toward a strong sequential increase and for accelerated revenue growth and EBITDA generation to begin at mid-year 2014 as our recently-expanded sales force begins to reach productivity. RMG Networks is focused on executing on our mission to be the global leader in intelligent visual communications.”

1   2014 adjusted results; 2013 pro forma combined results; Enterprise revenues represent Products, Maintenance and Content Services, and Professional Services revenue line items; Media revenues represent Advertising revenue line item.

2   On an “as-reported” basis for Q1 2014, Enterprise revenue of $9.2 million decreased 2%, versus Q1 2013 pro forma combined results, and total revenue was $11.8 million. 2014 adjusted results include a $209,913 add back to Enterprise revenue for the effects of purchase accounting as well as a $639,042 reclassification of a GAAP charge in Product revenue to Advertising cost of sales.

First Quarter and 2013 Financial Review

RMG Networks completed the business combinations of Reach Media Group Holdings, Inc. and Symon Holdings Corporation, or Symon, on April 8 and April 19, 2013, respectively. Symon was determined to be the Predecessor Company for accounting purposes and accordingly Symon’s historical financials are included for comparison in RMG Networks’ “as-reported” financials. Because Symon recorded results of operations on a January 31 fiscal year and because the results of Reach Media Group Holdings, Inc. are not included in Predecessor Company financials, first quarter 2014 results as-reported are not comparable with the Predecessor Company’s results for first quarter 2013. In addition, our “as-reported” results include certain items and the effects of purchase accounting which we do not believe reflect the underlying performance of our business. Therefore, for ease of comparison, we provide, in the following results, adjusted results for the 2014 first quarter and pro forma combined results for the 2013 first quarter as if the companies had existed as a combined entity for the relevant periods and adjusting for the items described above.

Adjusted and Pro Forma Combined Results3

First Quarter Revenue. Total first quarter adjusted 2014 revenues were $12.6 million, a decrease of 16% from $15.0 million of pro forma combined revenues in the first quarter of 2013.

•

Adjusted Enterprise revenue of $10.1 million increased 7% from $9.4 million in the first quarter of 2013, due to continued sales momentum from expanded sales teams and geographic presence. Adjusted Enterprise gross margin was 57.5% compared to 60.0% in the first quarter of 2013, decreasing year over year due to sales mix but increasing sequentially from the 50.9% demonstrated in the fourth quarter of 2013.

•

Media revenue of $2.5 million decreased 54% from $5.6 million in the first quarter of 2013, primarily due to soft demand in the out-of-home advertising sector, as has been reported by other out-of-home advertising companies. The softness experienced in the first quarter resulted from, among other items, a shift in advertising dollars to Olympic broadcast TV coverage. Adjusted Media gross margin was (16.8)% compared to 31.0% in the first quarter of 2013, due primarily to significantly lower revenue failing to cover fixed costs of sales. We expect full year media gross margins to normalize as sales increase above our fixed costs in future quarters and first quarter shortfalls are recovered.

On a sequential basis, adjusted revenues decreased as expected in the first quarter to $12.6 million from $22.5 million in the fourth quarter of 2013, consistent with historical seasonality in the business.

First Quarter Operating loss and Adjusted EBITDA. Adjusted operating loss was $8.3 million compared to pro forma operating loss of $2.6 million in the first quarter of 2013. This increased loss is attributable to lower advertising revenue and gross margin in the current year period, higher operating expenses in the current year period resulting from investments made during the second half of 2013 in new sales and marketing personnel to support growth initiatives and approximately $2.1 million of additional depreciation, amortization and stock-based compensation expense.

Adjusted EBITDA loss was $5.3 million compared to pro forma combined adjusted EBITDA loss of $0.8 million in the first quarter of 2013, decreasing for the reasons described above.

Reported Results

First Quarter. Total reported revenue for the quarter ended March 31, 2014 was $11.8 million; total revenue for the predecessor company for the period from February 1 to April 19, 2013 was $7.2 million.

Operating loss for the quarter ended March 31, 2014 was $8.5 million; operating income for the predecessor company for the period from February 1 to April 19, 2013 was $3.1 million.

Growth Outlook

Though the company expects to see some continued near term weakness in the out-of-home advertising market, we continue to expect that the sales investments we made in the second half of 2013 will drive accelerated second half 2014 revenue and that we will achieve 20+% year-over-year adjusted revenue growth. Revenue growth will lead to increasing operating leverage and the company expects to generate positive adjusted EBITDA for the full year 2014.

3   2014 adjusted results; 2013 pro forma combined results; Enterprise revenues represent Products, Maintenance and Content Services, and Professional Services revenue line items; Media revenues represent Advertising revenue line item.

Conference Call

Management will host a conference call to discuss these results today, Thursday, May 8, 2014 at 9:00 a.m. ET.

To access the call, please dial 866-271-5140 (toll free) or 617-213-8893 and passcode # 11531526. The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of RMG Networks’ web site at http://ir.rmgnetworks.com/phoenix.zhtml?c=251935&p=irol-calendar. All participants should call or access the website approximately 10 minutes before the conference begins. The webcast and slide presentation will be available for replay for 90 days.

A telephonic replay of this conference call will also be available by dialing 888-286-8010 (toll free) or 617-801-6888 (passcode: 65336145) from 1:00 p.m. ET on May 8, 2014 until midnight ET on May 12, 2014.

About RMG Networks

RMG Networks (NASDAQ: RMGN) helps brands and organizations communicate more effectively using location-based video networks. The company connects brands with target audiences using video advertising networks comprised of over 200,000 display screens, reaching over 100 million consumers each month. The company also builds enterprise video networks that empower organizations to visualize critical data to better run their business. RMG Networks works with over 70% of the Fortune 100. The company is headquartered in Dallas, Texas with offices in the United States, United Kingdom, China, India, Singapore, Brazil and the U.A.E. For more information, visit http://www.rmgnetworks.com.

About Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined under SEC regulations, including Adjusted EBITDA. In evaluating its business, RMG Networks considers and uses Adjusted EBITDA as a supplemental measure of its operating performance, and believes that many of the company’s investors use this non-GAAP measure to monitor the company’s performance. This measure should not be considered as a substitute for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures.  Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release.

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to future financial performance, expected operating results, such as revenue growth, and efforts to grow our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:  the company’s success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company’s securities; Reach Media Group’s (“RMG”) history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company’s ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company’s common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation
Investor
Carolyn M. Capaccio
212-838-3777
ir@rmgnetworks.com

or

Media
TallGrass Public Relations
Sheree N. Johnson
917-783-7349
Sheree.Johnson@tallgrasspr.com

Source: RMG Networks

(Financial tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

March 31, 2014 and December 31, 2013

	March 31, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,761,726	$8,235,566
Accounts receivable, net	14,796,364	22,731,678
Inventory, net	4,304,405	4,633,213
Deferred tax assets	53,934	63,617
Other current assets	1,957,129	2,224,547
Total current assets	25,873,558	37,888,621
Property and equipment, net	4,453,077	3,548,985
Intangible assets, net	37,122,000	38,782,000
Goodwill	29,299,514	28,673,156
Loan origination fees	914,565	971,726
Other assets	344,102	496,879
Total assets	$98,006,816	$110,361,367
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$4,629,780	$8,009,380
Revenue share liabilities	1,074,943	2,595,614
Accrued liabilities	3,627,807	4,423,896
Deferred revenue	10,472,602	10,074,420
Capital leases and other	86,228	117,710
Total current liabilities	19,891,360	25,221,020
Notes payable – non current	8,000,000	8,000,000
Warrant liability	6,754,103	4,573,123
Deferred revenue – non current	1,011,777	990,989
Deferred tax liabilities	6,013,079	6,430,853
Capital leases and other	404,075	392,558
Total liabilities	42,074,394	45,608,543
Commitment and Contingencies
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 12,367,756 and 11,920,583 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively)	1,237	1,192
Additional paid-in capital	81,058,915	77,452,317
Accumulated comprehensive income	304,224	299,618
Retained earnings (accumulated deficit)	(25,431,954)	(13,000,303)
Total stockholders’ equity	55,932,422	64,752,824
Total liabilities and stockholders’ equity	$98,006,816	$110,361,367

See accompanying notes to consolidated financial statements.

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Income (Loss)

For The Three Months Ended March 31, 2014 and The Period February 1 Through April 19, 2013

	Successor Company Three Months Ended March 31, 2014	Predecessor Company February 1, 2013 Through April 19, 2013
	(Unaudited)
Revenue:
Advertising	$2,546,091	$-
Products	2,287,747	2,239,236
Maintenance and content services	4,302,725	3,594,520
Professional services	2,638,566	1,323,559
Total Revenue	11,775,129	7,157,315
Cost of Revenue:
Advertising	2,335,743	-
Products	1,909,923	1,498,135
Maintenance and content services	760,146	611,692
Professional services	1,609,830	861,640
Total Cost of Revenue	6,615,642	2,971,467
Gross Profit	5,159,487	4,185,848
Operating expenses:
Sales and marketing	5,233,280	1,729,871
General and administrative	5,405,768	1,739,348
Research and development	1,091,926	512,985
Acquisition expenses	-	3,143,251
Depreciation and amortization	1,920,033	140,293
Total operating expenses	13,651,007	7,265,748
Operating income (loss)	(8,491,520)	(3,079,900)
Other Income (Expense):
Warrant liability expense	(4,641,471)	-
Interest expense and other – net	(248,739)	(14,553)
Income (loss) before income taxes	(13,381,730)	(3,094,453)
Income tax expense (benefit)	(950,079)	(540,897)
Net income (loss)	(12,431,651)	(2,553,556)
Other comprehensive income -
Foreign currency translation adjustments	4,606	(121,144)
Total comprehensive income (loss)	$(12,427,045)	$(2,674,700)
Net income (loss) per share:
Basic and diluted net income (loss) per share of Common Stock	$(1.04)	-
Basic and diluted net income (loss) per share of Class L Common Stock	-	$(2.55)
Weighted average shares used in computing basic and diluted net income (loss) per share of Common Stock	11,952,172	-
Weighted average shares used in computing basic and diluted net income (loss) per share of Class L Common Stock	-	1,000,000
Weighted average shares used in computing basic and diluted net income (loss) per share of Class A Non-Voting Common Stock	-	68,889

RMG Networks Holding Corporation

Pro Forma Consolidated Statements of Operations

	First Quarter
	2014	2013
Revenues -
Advertising	2,546,091	5,592,874
Product sales	2,926,789	3,415,497
Maintenance and content services	4,512,638	4,082,034
Professional services	2,638,566	1,924,499
Total	12,624,084	15,014,904

Cost of Revenues -
Advertising	2,974,785	3,856,742
Product sales	1,909,923	1,962,789
Maintenance and content services	760,146	683,299
Professional services	1,609,830	1,124,341
Total	7,254,684	7,627,171

Gross Profit	5,369,400	7,387,733

Operating Expenses	13,651,007	9,952,510

Operating Income (Loss)	(8,281,607)	(2,564,777)

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows

For The Three Months Ended March 31, 2014 and The Period February 1 through April 19, 2013

	Successor Company Three Months Ended March 31, 2014	Predecessor Company February 1, 2013 Through April 19, 2013
	(Unaudited)
Cash flows from operating activities
Net income (loss)	$(12,431,651)	$(2,553,556)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,920,033	140,293
Change in warrant liability	4,641,471	-
Stock-based compensation	1,029,688	-
Non-cash loan origination fees	57,161	-
Non-cash consulting expense	144,750	-
Non-cash directors’ fees	116,464	-
Deferred tax (benefit)	(950,081)	(12,294)
Changes in operating assets and liabilities:
Accounts receivable	7,935,314	2,846,332
Inventory	328,808	(488,722)
Other current assets	267,418	(154,529)
Other assets, net	8,027	12,572
Accounts payable	(3,379,598)	(2,978,808)
Accrued liabilities	(2,421,096)	(767,991)
Deferred revenue	418,971	(372,579)
Net cash provided by (used in) operating activities	(2,314,321)	(4,329,282)

Cash flows from investing activities
Purchases of property and equipment	(1,164,125)	(86,470)
Net cash provided by (used in) investing activities	(1,164,125)	(86,470)

Cash flows from financing activities	-	-

Effect of exchange rate changes on cash	4,606	(121,144)

Net increase (decrease) in cash and cash equivalents	(3,473,840)	(4,536,896)

Cash and cash equivalents, beginning of period	8,235,566	10,203,169

Cash and cash equivalents, end of period	$4,761,726	$5,666,273

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$100,480	$2,053
Cash paid during the period for income taxes	$-	$150,000

RMG Networks Holding Corporation

Reconciliation of Operating Loss to Adjusted EBITDA

	First Quarter
	2014	2013

Operating income (loss) per Statement of Comprehensive Income	(8,491,520)	(3,079,900)

Predecessor Company operating loss for the period April 1 through April 19, 2013		3,018,415

Predecessor Company operating loss for the period January 1 through January 31, 2013		(59,788)

Reach Media Group Holdings Corporation operating loss
for the period January 1 through March 31, 2013		(2,443,504)

Revenues that would have been recognized in the period had the balance in deferred revenue at the acquisition date not been required to be adjusted to market value at the acquisition date in accordance with GAAP purchase accounting guidelines	209,913

Pro-Forma Operating Income (Loss)	(8,281,607)	(2,564,777)

Depreciation and amortization	1,920,033	815,032
Acquisition expenses	0	904,108
Stock-based compensation	1,029,688	0

Adjusted EBITDA	(5,331,886)	(845,637)